Exhibit 3.2

SECOND AMENDED AND RESTATED
BYLAWS
OF
SPRINGWORKS THERAPEUTICS, INC.

ARTICLE I

Stockholders

Section 1.1.         Annual Meetings. An annual meeting of stockholders of SpringWorks Therapeutics, Inc. (the “Corporation”) shall be held for the election of directors at such date, time and place (either within or without the State of Delaware) or may not be held at any place, but may instead be held solely by means of remote communication, as may be designated by the board of directors of the Corporation (the “Board”) from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2.         Special Meetings. Special meetings of stockholders of the Corporation (“Stockholders”) (a) may be called at any time by the chairperson of the Board (the “Chair”), if any, the vice chairperson of the Board (the “Vice Chair”), if any, the president of the Corporation (the “President”), or the Board, to be held at such date, time and place (either within or without the State of Delaware) or may not be held at any place, but may instead be held solely by means of remote communication, as may be stated in the notice of the meeting, and (b) shall be called by the secretary of the Corporation (the “Secretary”) upon the written request, which shall state the purpose of the meeting, of Stockholders who together own of record a majority of the outstanding shares of each class of stock of the Corporation entitled to vote at such meeting.

Section 1.3.         Notice of Meetings.

(a)         Whenever Stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which Stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the Stockholders entitled to vote at the meeting, if such date is different from the record date for determining Stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by applicable law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each Stockholder entitled to vote at such meeting as of the record date for determining the Stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation.

(b)         In addition, if a Stockholder has consented to receive notices by a form of electronic transmission, then, so long as such consent has not been properly revoked by such Stockholder or deemed revoked pursuant to Section 232(a) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), such notice (i) by electronic mail, shall be deemed to be given when directed to a number or an electronic mail address, respectively, at which such Stockholder has consented to receive notice, (ii) by a posting on an electronic network together with separate notice to such Stockholder of such specific posting shall be deemed given, upon the later of (A) such posting, and (B) the giving of such separate notice, and (iii) by any other form of electronic transmission, shall be deemed to be given when directed to such Stockholder.

(c)         For purposes of these bylaws (these “Bylaws”), “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 1.4.         Adjournments and Postponements.

(a)         Subject to applicable law, any meeting of Stockholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, if any, thereof, and the means of remote communications, if any, and notice need not be given of any such adjourned meeting if the time and place and/or means of remote communication (as applicable) thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

(b)         In addition, subject to applicable law, any meeting of Stockholders, annual or special, may be postponed by the Board at any time before such meeting has been convened, and such postponement shall be considered a cancellation of the originally noticed meeting. Notice of the postponed meeting shall be given to each Stockholder of record entitled to vote at such meeting.

Section 1.5.         Quorum. At each meeting of Stockholders, except where otherwise provided by applicable law or the certificate of incorporation, as may be amended, restated or amended and restated from time to time in accordance with its terms and applicable law (the “Charter”) or these Bylaws, the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. In the absence of a quorum of the holders of any class of stock of the Corporation entitled to vote on a matter, either (i) the holders of such class so present or represented may, by majority vote, adjourn the meeting of such class from time to time in the manner provided by Section 1.4(b) of these Bylaws until a quorum of such class shall be so present or represented or (ii) the chairperson of the meeting may on his or her own motion adjourn the meeting from time to time in the manner provided by Section 1.4(b) of these Bylaws until a quorum of such class shall be so present and represented without the approval of the Stockholders who are present in person or represented by proxy and entitled to vote, without notice other than announcement at the meeting.

Section 1.6.         Organization. Meetings of Stockholders shall be presided over by the Chair, if any, or, in the absence of the Chair or if the Chair is unable to act, by the Vice Chair, if any, or, in the absence of the Vice Chair or if the Vice Chair is unable to act, by the President or, in the absence of the President or if the President is unable to act, by a vice president of the Corporation or, in the absence of the foregoing persons or if the foregoing persons are unable to act, by a chairperson designated by the Board or, in the absence of such designation or if such designee is unable to act, by a chairperson chosen at the meeting. The Secretary or, in the absence of the Secretary or if the Secretary is unable to act, an assistant secretary of the Corporation, shall act as secretary of the meeting, but in the absence of the Secretary and any assistant secretary of the Corporation or if neither is able to act, the chairperson of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairperson of the meeting. The chairperson of the meeting shall have the right and the authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

Section 1.7.         Voting; Proxies.

(a)         Unless otherwise provided in the Charter, each Stockholder entitled to vote at any meeting of Stockholders shall be entitled to one vote for each share of capital stock of the Corporation held by such Stockholder which has voting power upon the matter in question.

(b)         Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

(c)         A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally; provided, however, that a Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. Voting at meetings of Stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock of the Corporation entitled to vote thereon present in person or represented by proxy at such meeting shall so determine.

(d)         Directors shall be elected by a plurality of the votes of the shares of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all other matters, unless otherwise provided by applicable law or by the Charter or these Bylaws, the affirmative vote of the holders of a majority of the shares of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the Stockholders.

Section 1.8.         Fixing Date for Determination of Stockholders of Record.

(a)         In order that the Corporation may determine the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof or, if necessary, any postponement thereof effected pursuant to Section 1.4(b) of these Bylaws, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining Stockholders entitled to notice of and to vote at a meeting of Stockholders shall be at the close of business in the State of Delaware on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business in the State of Delaware on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting or, if necessary, any postponement of the meeting effected pursuant to Section 1.4(b) of these Bylaws; provided, however, that the Board may fix a new record date for determination of Stockholders entitled to vote at the adjourned or, if necessary, any postponed meeting, and in such case shall also fix as the record date for Stockholders entitled to notice of such adjourned or postponed meeting the same or an earlier date as that fixed for determination of Stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.8 at the adjourned or postponed meeting.

(b)         In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, to its principal place of business, to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded or otherwise (taking into account any processes and procedures instituted by the Corporation pursuant to Section 8.6 of these Bylaws). Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business in the State of Delaware on the day on which the Board adopts the resolution taking such prior action.

(c)         In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to the effectiveness of such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business in the State of Delaware on the day on which the Board adopts the resolution relating thereto.

Section 1.9.         List of Stockholders Entitled to Vote. The Secretary, or such other officer of the Corporation who has charge of the stock ledger of the Corporation, shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting; provided, however, if the record date for determining the Stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the Stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Nothing in this Section 1.9 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any Stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to Stockholders. If the meeting is to be held at a place, then a list of Stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any Stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any Stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 1.10.       Consent of Stockholders in Lieu of Meeting.

(a)         Unless otherwise provided in the Charter, any action required by applicable law to be taken at any annual or special meeting of Stockholders, or any action which may be taken at any annual or special meeting of such Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the Corporation entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery (i) to its registered office in the State of Delaware by hand or by certified mail or registered mail, return receipt requested, (ii) to its principal place of business, (iii) to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Every written consent shall bear the date of signature of each Stockholder who signs the consent and no

(b)         written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this bylaw to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to (a) its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, (b) its principal place of business, or (c) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded.

(c)         Any copy, electronic transmission or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, electronic transmission or other reproduction shall be a complete reproduction of the entire original writing.

(d)         Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of Stockholders to take the action were delivered to the Corporation as provided in this Section 1.10.

(e)         Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such a consent will be effective at a future time (including a time determined upon the happening of an event), no later than sixty days after such instruction is given or such provision is made, if evidence of such instruction or provision is provided to the Corporation. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective.

ARTICLE II

Board of Directors

Section 2.1.         Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as may be otherwise provided by applicable law or the Charter. The Board shall consist of one or more members (each of whom shall be a natural person), the number thereof to be initially fixed by the sole incorporator of the Corporation and thereafter to be determined from time to time by the Board. Directors need not be Stockholders.

Section 2.2.         Election; Term of Office; Death; Resignation; Removal; Vacancies.

(a)         Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, disqualification, resignation or removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board or to the President or the Secretary. Such resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effectiveness determined upon the happening of an event or events, in which case it shall be effective at such later date or upon the happening of such event or events, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

(b)         Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares of the Corporation then entitled to vote at an election of directors.

(c)         Unless otherwise provided in the Charter or these Bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the Stockholders having the right to vote as a single class or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director elected or appointed to fill a vacancy shall hold office until the next annual meeting of the Stockholders and his or her successor is elected and qualified or until his or her earlier death, disqualification, resignation or removal.

Section 2.3.         Regular Meetings. Regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

Section 2.4.         Special Meetings. Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by the Chair, if any, the Vice Chair, if any, the President or by any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

Section 2.5.         Participation in Meetings Other Than in Person. Unless otherwise restricted by the Charter or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone, video call, or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

Section 2.6.         Quorum; Vote Required for Action. Unless the Charter provides otherwise, at all meetings of the Board a majority of the then appointed or then elected Board shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the Charter or these Bylaws shall require a vote of a greater number. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall be present.

Section 2.7.         Organization. Meetings of the Board shall be presided over by the Chair, if any, or, in the absence of the Chair or if the Chair is unable to act, by the Vice Chair, if any, or, in the absence of the Vice Chair or if the Vice Chair is unable to act, by the President or, in the absence of the President or if the President is unable to act, by a vice president of the Corporation or, in the absence of the foregoing persons or if the foregoing persons are unable to act, by a chairperson designated by the Board at the meeting. The Secretary or, in the absence of the Secretary or if the Secretary is unable to act, an assistant secretary of the Corporation, shall act as secretary of the meeting, but in the absence of the Secretary and any assistant secretary of the Corporation, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8.         Action by Directors Without a Meeting. Unless otherwise restricted by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Any such consent shall be revocable prior to its becoming effective.

Section 2.9.         Compensation of Directors. No director serving on the Board or any committee thereof will receive any compensation therefor from the Corporation; provided that nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III

Committees

Section 3.1.         Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation (if any) to be affixed to all papers that may require it, but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the Stockholders, any action or matter (other than the election or removal of directors) expressly required by applicable law to be submitted to Stockholders for approval; (b) adopting, amending or repealing these Bylaws; or (c) removing or indemnifying directors.

Section 3.2.         Committee Rules; Quorum. Unless the Board otherwise provides, each committee designated by the Board may adopt, amend or repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the members then serving on such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws.

ARTICLE IV

Officers

Section 4.1.         Officers; Election. From time to time, the Board shall elect a President and a Secretary, and it may, if it so determines, elect from among its members a Chair and a Vice Chair. The Board may also elect one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, a treasurer or one or more assistant treasurers or such other officers of the Corporation as the Board may deem desirable and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices of the Corporation may be held by the same person unless the Charter or these Bylaws provide otherwise. The election of an officer of the Corporation shall not in and of itself create any contractual rights.

Section 4.2.         Term of Office; Death; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board electing any officer of the Corporation, each officer of the Corporation shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any officer of the Corporation may resign at any time upon written notice to the Board or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time when it is delivered unless the resignation specifies a later effective date or an effectiveness determined upon the happening of an event or events, in which case it shall be effective at such later date or upon the happening of such event or events, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer of the Corporation with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board at any regular or special meeting.

Section 4.3.         Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board that is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Secretary shall have the duty to record the proceedings of the meetings of the Stockholders, the Board and any committees in a book to be kept for that purpose. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 4.4.         President. The President shall, subject to the control of the Board and, if there is one, the Chair, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these bylaws, the Board or the President. In the absence or disability of the Chair, or if there is no Chair, the President shall preside at all meetings of the Stockholders and, provided the President is also a director, at the Board. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board.

Section 4.5.         Secretary. The Secretary shall attend all meetings of the Board and all meetings of the Stockholders and record all of the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board, the Chair or the President, to whom the Secretary shall report. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the Stockholders and special meetings of the Board, and if there is no assistant secretary, than either the Board or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any assistant secretary, if there is one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such assistant secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

ARTICLE V

Stock

Section 5.1.         Stock Certificates and Uncertificated Shares. The shares of stock in the Corporation shall be represented by certificates; provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares of the Corporation represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution or resolutions by the Board, every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chair or Vice Chair, if any, or the President or a vice president of the Corporation, if any, and by the treasurer of the Corporation or an assistant treasurer of the Corporation, if any, or the Secretary or an assistant secretary of the Corporation, if any, representing the number of shares of stock in the Corporation owned by such holder. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be an electronic signature or other reliable reproduction. In case any officer, transfer agent or registrar who has signed or whose electronic signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of uncertificated shares of the Corporation and the rights and obligations of the holders of certificates representing stock of the same class and series of stock of the Corporation shall be identical.

Section 5.2.         Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock or, if applicable, uncertificated shares of the Corporation in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.3          Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefore, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned, or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or assistant secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

ARTICLE VI

Dividends

Section 6.1.         Declaration. Dividends upon the capital stock of the Corporation, subject to any restrictions contained in the DGCL or the provisions of the Charter, if any, may be declared by the Board at any regular or special meeting. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Charter.

Section 6.2.         Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VII

Indemnification

Section 7.1.         Definitions. For purposes of this Article:

(a)         “Corporate Status” describes the status of a person who is serving or has served (i) as a Director, (ii) as an Officer or (iii) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at the request of the Corporation. For purposes of this Section 7.1(a), a Director or Officer who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board or the Stockholders;

(b)         “Director” means any person who serves or has served the Corporation as a director on the Board;

(c)         “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director who is not and was not a party to such Proceeding;

(d)         “Expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(e)         “Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement;

(f)         “Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the Board;

(g)        “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(h)         “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

Section 7.2.          Indemnification of Directors and Officers.

(a)         Subject to the operation of Section 7.3 of this Article VII of these Bylaws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), and to the extent authorized in this Section 7.2.

(1)         Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(2)         Actions, Suits and Proceedings By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Corporation, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made under this Section 7.2(a)(2) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery of the State of Delaware or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.

(3)         Survival of Rights. The rights of indemnification provided by this Section 7.2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

(4)         Actions by Directors or Officers. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding (including any parts of such Proceeding not initiated by such Director or Officer) was authorized in advance by the Board, unless such Proceeding was brought to enforce such Officer’s or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these Bylaws in accordance with the provisions set forth herein.

Section 7.3.         Determination. Unless ordered by a court, no indemnification shall be provided pursuant to this Article VII to a Director or to an Officer unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the Stockholders.

Section 7.4.         Advancement of Expenses to Directors Prior to Final Disposition.

(a)         The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within thirty (30) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding (including any parts of such Proceeding not initiated by such Director) was (i) authorized by the Board, or (ii) brought to enforce such Director’s rights to indemnification or advancement of Expenses under these Bylaws.

(b)         If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within thirty (30) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board or any committee thereof, independent legal counsel, or Stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article VII shall not be a defense to an action brought by a Director for recovery of the unpaid amount of an advancement claim and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.

(c)         In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

Section 7.5.         Advancement of Expenses to Officers Prior to Final Disposition.

(a)         The Corporation may, at the discretion of the Board, advance any or all Expenses incurred by or on behalf of any Officer in connection with any Proceeding in which such person is involved by reason of his or her Corporate Status as an Officer upon the receipt by the Corporation of a statement or statements from such Officer requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer and shall be preceded or accompanied by an undertaking by or on behalf of such person to repay any Expenses so advanced if it shall ultimately be determined that such Officer is not entitled to be indemnified against such Expenses.

(b)         In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer has not met any applicable standard for indemnification set forth in the DGCL.

Section 7.6.         Contractual Nature of Rights.

(a)         The provisions of this Article VII shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article VII is in effect, in consideration of such person’s past or current and any future performance of services for the Corporation. Neither amendment, repeal or modification of any provision of this Article VII nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article VII shall eliminate or reduce any right conferred by this Article VII in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time), and all rights to indemnification and advancement of Expenses granted herein or arising out of any act or omission shall vest at the time of the act or omission in question, regardless of when or if any proceeding with respect to such act or omission is commenced. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article VII shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributes of such person.

(b)         If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board or any committee thereof, independent legal counsel, or Stockholders) to make a determination concerning the permissibility of such indemnification under this Article VII shall not be a defense to an action brought by a Director or Officer for recovery of the unpaid amount of an indemnification claim and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

(c)         In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

Section 7.7.         Non-Exclusivity of Rights. The rights to indemnification and to advancement of Expenses set forth in this Article VII shall not be exclusive of any other right which any Director or Officer may have or hereafter acquire under any statute, provision of the Certificate or these Bylaws, agreement, vote of Stockholders or Disinterested Directors or otherwise.

Section 7.8.         Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director or Officer against any liability of any character asserted against or incurred by the Corporation or any such Director or Officer, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article VII.

Section 7.9.         Other Indemnification. The Corporation’s obligation, if any, to indemnify or provide advancement of Expenses to any person under this Article VII as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (the “Primary Indemnitor”). Any indemnification or advancement of Expenses under this Article VII owed by the Corporation as a result of a person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall only be in excess of, and shall be secondary to, the indemnification or advancement of Expenses available from the applicable Primary Indemnitor(s) and any applicable insurance policies.

ARTICLE VIII

Miscellaneous

Section 8.1.         Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

Section 8.2.         Seal. The Corporation may have a corporate seal that shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 8.3.         Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given under applicable law or any provision of the Charter or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, directors or members of a committee of directors of the Corporation need be specified in any written waiver of notice unless so required by the Charter or these Bylaws.

Section 8.4.         Interested Directors; Quorum. No contract or other agreement, understanding, arrangement or instrument or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or equivalents, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or other agreement, understandings arrangement or instrument or transaction, or solely because such director’s or officer’s votes are counted for such purpose, if: (a) the material facts as to such director’s or officers’ relationship or interest and as to the contract or other agreement, understanding, arrangement or instrument or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or other agreement, understanding, arrangement or instruments or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to such director’s or officer’s relationship or interest and as to the contract or other agreement, understanding, arrangement or instruments or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or other agreement, understanding, arrangement or instruments or transaction is specifically approved in good faith by vote of the Stockholders; or (c) the contract or other agreement, understanding, arrangement or instruments or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the Stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee that authorizes the contract or other agreement, understanding, arrangement or instruments or transaction.

Section 8.5.         Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board or by an officer or officers authorized by the Board to make such designation.

Section 8.6.         Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled by law to inspect such records in accordance with law.

Section 8.7.         Conflict with Applicable Law or Certificate of Incorporation. These Bylaws are adopted subject to any applicable law and the Charter. Whenever these Bylaws may conflict with any applicable law or the Charter, such conflict shall be resolved in favor of such law or the Charter, as applicable.

Section 8.8.         Amendment or Repeal. These Bylaws may be amended or repealed, and new bylaws adopted, by the Board, but the Stockholders entitled to vote may adopt additional bylaws and may amend or repeal any bylaw whether or not adopted by them.